Exhibit 1.1

BLACKSTONE REG FINANCE CO. L.L.C.

$600,000,000 4.300% SENIOR NOTES DUE 2030

$600,000,000 4.950% SENIOR NOTES DUE 2036

UNDERWRITING AGREEMENT

October 28, 2025

October 28, 2025

BofA Securities, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

Morgan Stanley & Co. LLC

RBC Capital Markets, LLC

c/o BofA Securities, Inc.

One Bryant Park

New York, New York 10036

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

c/o Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

c/o Morgan Stanley & Co. LLC

1585 Broadway, 29th Floor

New York, New York 10036

c/o RBC Capital Markets, LLC

Brookfield Place

200 Vesey Street, 8th Floor

New York, New York 10281

As Representatives of the several Underwriters named in Schedule I hereto (the “Representatives”)

Ladies and Gentlemen:

Blackstone Reg Finance Co. L.L.C., a Delaware limited liability company (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) $600,000,000 aggregate principal amount of its 4.300% Senior Notes due 2030 (the “2030 Notes”) and $600,000,000 aggregate principal amount of its 4.950% Senior Notes due 2036 (the “2036 Notes” and, together with the 2030 Notes, the “Notes”) registered under the Registration Statement referred to in Section 1(a) below. The Notes are to be issued pursuant to the provisions of an indenture, dated as of December 6, 2024 (the “Base Indenture”), among the Company, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as supplemented by the second supplemental indenture thereto relating to the 2030 Notes, to be dated as of the Closing Date (as defined below) (the “Second Supplemental Indenture”), and as further supplemented by the third supplemental indenture thereto relating to the 2036 Notes, to be dated as of the Closing Date (the “Third Supplemental Indenture” and, together with the Base Indenture and the Second Supplemental

Indenture, the “Indenture”), among the Company, the Guarantors and the Trustee. The Notes will be the Company’s direct, unsecured and unsubordinated obligations and rank equally in right of payment with all of its existing and future unsecured unsubordinated indebtedness and senior to any of its subordinated indebtedness and will be effectively subordinated to all of its secured indebtedness to the extent of the value of the assets securing that indebtedness. The Notes will be fully and unconditionally guaranteed, jointly and severally, on an unsecured and unsubordinated basis as to the payment of principal and interest by Blackstone Holdings I L.P., a Delaware limited partnership (“Blackstone Holdings I”), Blackstone Holdings II L.P., a Delaware limited partnership (“Blackstone Holdings II”), Blackstone Holdings III L.P., a Québec société en commandite (“Blackstone Holdings III”), Blackstone Holdings IV L.P., a Québec société en commandite (“Blackstone Holdings IV”), Blackstone Holdings AI L.P., a Delaware limited partnership (“Blackstone Holdings AI” and, together with Blackstone Holdings I, Blackstone Holdings II, Blackstone Holdings III and Blackstone Holdings IV, the “Blackstone Holdings Partnerships”) and Blackstone Inc., a Delaware corporation (the “Corporation” and, together with the Blackstone Holdings Partnerships, the “Guarantors” and, together with the Company, the “Blackstone Parties”) (such guarantees, the “Guarantees” and, together with the Notes, the “Securities”).

The Blackstone Parties have prepared and filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-3 (File No. 333-283540), covering the public offering and sale of certain securities of the Blackstone Parties, including the Securities, under the Securities Act, which automatic shelf registration statement became effective under Rule 462(e) of the Securities Act. Such registration statement, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act (“Form S-3”) and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”), is referred to herein as the “Registration Statement”; provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of Rule 430B(f)(2), including the exhibits and schedules thereto as of such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B. Each preliminary prospectus supplement and the base prospectus used in connection with the offering of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 immediately prior to the Time of Sale (as defined below), are collectively referred to herein as a “Preliminary Prospectus.” Promptly after execution and delivery of this Agreement, the Blackstone Parties will prepare and file a final prospectus supplement relating to the Securities in accordance with the provisions of Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”). The final prospectus supplement and the base prospectus, in the form first furnished or made available to the Underwriters for use in connection with the offering and sale of the Securities, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 immediately prior to the Time of Sale, are collectively referred to herein as the “Final Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”).

As used in this Agreement:

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act (“Rule 433”), including, without limitation, any “free writing prospectus” (as defined in Rule 405) relating to the Securities that is (i) required to be filed with the Commission or (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission.

“Time of Sale Prospectus” means the most recent Preliminary Prospectus that is distributed to prospective investors prior to the Time of Sale, as amended and supplemented by the final term sheet or sheets relating to the Securities set forth in Schedule II (the “Final Term Sheet”) and any other Issuer Free Writing Prospectus listed in Schedule III hereto.

“Time of Sale” means 3:50 P.M., New York City time, on October 28, 2025 or such other time as agreed by the Corporation and the Representatives.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, as the case may be, prior to the Time of Sale; and all references in this Agreement to amendments or supplements to the Registration Statement, any Preliminary Prospectus or the Final Prospectus shall be deemed to include the filing of any document under the Securities Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder incorporated or deemed to be incorporated by reference in the Registration Statement, such Preliminary Prospectus or the Final Prospectus, as the case may be, at or after the Time of Sale.

1. Representations and Warranties. Each of the Blackstone Parties jointly and severally represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Blackstone Parties meet the requirements for use of Form S-3. The Registration Statement is an automatic shelf registration statement under Rule 405, became effective upon the filing thereof with the Commission and remains effective as of the Date hereof. No stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act, no notice of objection of the Commission to the use of the Registration Statement has been received by any of the Blackstone Parties, no order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to any of the Blackstone Parties’

knowledge, contemplated. The Blackstone Parties have complied with each request (if any) from the Commission for additional information. In addition, the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”).

The Registration Statement, at the time of its effectiveness or the effectiveness of the most recent post-effective amendment thereto, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2), the Time of Sale and the Closing Date complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and the Trust Indenture Act. Each Preliminary Prospectus and the Final Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, and, in each case, the Time of Sale and the Closing Date complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations thereunder and the Trust Indenture Act, and each Preliminary Prospectus and the Final Prospectus are identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

(b) The Registration Statement, at the time of its effectiveness or the effectiveness of the most recent post-effective amendment thereto, each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) and the Time of Sale, did not, and on the Closing Date will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Prospectus at the Time of Sale did not, and on the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Final Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) or on the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection (b) shall not apply to statements in or omissions from the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with written information furnished to the Blackstone Parties by any Underwriter through the Representatives expressly for use therein.

(c) No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, including any document incorporated by reference therein, that has not been superseded or modified. Each Issuer Free Writing Prospectus, when considered together with the Time of Sale Prospectus and the Final Prospectus, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection (c) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Blackstone Parties by any Underwriter through the Representatives specifically for use therein.

Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Blackstone Parties or any person acting on their behalf (within the meaning, for this paragraph only, of paragraph (c) of Rule 163 of the Securities Act (“Rule 163(c)”)) has been filed with the Commission in accordance with the exemption provided by Rule 163(c) and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163(c).

Except for the Final Term Sheet, identified in Schedule II hereto, and the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto and furnished to you before first use, the Blackstone Parties have not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(d) (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Blackstone Parties or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163, (D) at the date of this Agreement and (E) at the Time of Sale, the Corporation was and is a “well-known seasoned issuer,” as defined in Rule 405.

(e) (A) At the time of filing the Registration Statement and any post-effective amendment thereto, (B) at the earliest time thereafter that any of the Blackstone Parties or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) of the Securities, (C) at the date of this Agreement and (D) at the Time of Sale, none of the Blackstone Parties was or is an “ineligible issuer,” as defined in Rule 405

(f) The Company has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the limited liability company power and authority to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Corporation and its Subsidiaries (as defined below), taken as a whole (whether singly or in the aggregate, a “Material Adverse Effect”).

(g) The Corporation has been duly organized, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing, would not have a Material Adverse Effect.

(h) Each of the Blackstone Holdings Partnerships has been duly organized, is validly existing as a limited partnership in good standing under the laws of the State of Delaware or a Québec société en commandite in good standing under the laws of the Province of Quebec, as the case may be, has the limited partnership power and authority to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.

(i) Each subsidiary of the Corporation, including without limitation, each of Blackstone Holdings I/II GP L.L.C., a Delaware corporation (“Blackstone Holdings I/II General Partner”), Blackstone Holdings III GP L.P., a Delaware limited partnership (“Blackstone Holdings III General Partner”), and Blackstone Holdings IV GP L.P., a Québec société en commandite (“Blackstone Holdings IV General Partner” and, together with Blackstone Holdings I/II General Partner and Blackstone Holdings III General Partner, the “Blackstone Holdings General Partners”), and each of the subsidiaries of the Blackstone Holdings Partnerships, but not including the Blackstone Funds (as defined below) or their portfolio companies or investments (each a “Subsidiary” and, collectively, the “Subsidiaries”) and each of the Blackstone Funds, has been duly organized, is validly existing as a corporation, limited liability company, general or limited partnership, trust or other business entity, as applicable, in good standing (to the extent such concept exists in the jurisdiction in question) under the laws of the jurisdiction of its organization, has the corporate, limited liability company, partnership, trust or other entity power and authority, as applicable, to own or lease its property and to conduct its business as described in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept exists in the jurisdiction in question) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to have such power and authority or to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. “Blackstone Funds” means, collectively, all Funds (as defined below) (excluding their portfolio companies and investments (and special purpose entities formed to acquire any such portfolio companies and investments)) (i) sponsored or promoted by any of the Subsidiaries, (ii) for which any of the Subsidiaries acts as a general partner or managing member (or in a similar capacity) or (iii) for which any of the Subsidiaries acts as an investment adviser or investment manager; and “Fund” means any collective investment vehicle (whether open-ended or closed-ended) including, without limitation, an investment company, a general and limited partnership, a trust, a company or other business entity organized in any jurisdiction that provides for management fees or “carried interest” (or other similar profits allocations) to be borne by investors therein.

(j) All of the issued shares of capital stock, partnership interests, member interests or other equity interests of each Subsidiary have been duly authorized and validly issued and are fully paid (in the case of any Subsidiaries that are organized as limited liability companies, limited partnerships or other business entities, to the extent required under the applicable limited liability company, limited partnership or other organizational agreement) and non-assessable (except in the case of interests held by general partners or similar entities under the applicable laws of other jurisdictions, in the case of any Subsidiaries that are organized as limited liability companies, as such non-assessability may be affected by Section 18-607 or Section 18-804 of the Delaware Limited Liability Company Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited liability company agreement and, in the case of any Subsidiaries that are organized as limited partnerships, as such non-assessability may be affected by Section 17-607 or Section 17-804 of the Delaware Revised Uniform Limited Partnership Act or similar provisions under the applicable laws of other jurisdictions or the applicable limited partnership agreement), and, to the extent owned directly or indirectly by the Corporation, are owned free and clear of all liens, encumbrances, equities or claims, except in each case as disclosed in the Time of Sale Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(k) This Agreement has been duly authorized, executed and delivered by each Blackstone Party.

(l) The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and legally binding obligations of the Company, enforceable against it in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued.

(m) The Guarantees of each Guarantor have been duly authorized by such Guarantor, and when the Notes are executed and authenticated in accordance with the provisions of the Indenture, and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, the Guarantee of each Guarantor will be the valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will be entitled to the benefits of the Indenture.

(n) The Indenture has been duly authorized by the Company and each of the Guarantors and, when the Second Supplemental Indenture and the Third Supplemental Indenture are each executed and delivered by the Company and each of the Guarantors, the Indenture will be a valid and legally binding agreement of the Company and each of the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(o) The execution and delivery by each Blackstone Party of, and the performance by each Blackstone Party of its obligations under this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”), as applicable, does not and will not, as applicable, contravene (i) any provision of applicable law, (ii) any provision of the organizational documents of any Blackstone Party or any other Subsidiary, (iii) any agreement or other instrument binding upon any Blackstone Party, any other Subsidiary or any of the Blackstone Funds, or (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over any Blackstone Party or any other Subsidiary, except in the case of clauses (i), (ii) (in the case of the Subsidiaries), (iii) and (iv) above, where such contravention would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Blackstone Party to consummate the transactions contemplated by the Transaction Documents; and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the applicable Blackstone Party of its obligations under the Transaction Documents, except (i) such as may be required by the securities or Blue Sky laws of the various states or foreign jurisdictions in connection with the offer and sale of the Securities and (ii) for any such consents, approvals, authorizations, orders or qualifications the absence of which would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Blackstone Party to consummate the transactions contemplated by the Transaction Documents.

(p) None of the Blackstone Parties is (i) in violation of its organizational documents, (ii) in violation of, or in default in the performance or observance of, any agreement or other instrument to which it is a party or by which it or any of its properties may be bound or (iii) in violation of any provision of applicable law or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Blackstone Parties, except in the case of clauses (ii) and (iii) for such violations or defaults that would not reasonably be expected to have a Material Adverse Effect.

(q) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations, properties or stockholders’ equity of the Corporation and its Subsidiaries, taken as a whole, from that included or incorporated by reference in the Time of Sale Prospectus.

(r) There are no legal or governmental proceedings pending or, to the knowledge of the Blackstone Parties, threatened to which the Corporation, any of the Subsidiaries or any of the Blackstone Funds is a party or to which any of the properties of the Corporation, any of the Subsidiaries or any of the Blackstone Funds is subject (i) other than proceedings accurately disclosed in all material respects in the Time of Sale Prospectus and the Final Prospectus and proceedings that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of any Blackstone Party to perform its obligations under the Transaction Documents or to consummate the transactions contemplated by the Transaction Documents or (ii) that would be required to be disclosed in the Time of Sale Prospectus and the Final Prospectus that are not so disclosed; and there are no statutes, regulations, contracts or other documents that would be required to be disclosed in the Time of Sale Prospectus or the Final Prospectus that are not so disclosed.

(s) Each of the Blackstone Parties and the Blackstone Holdings General Partners is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as disclosed in the Final Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t) The Corporation and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; and none of the Corporation or any of the Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, except in each case as would not reasonably be expected to have a Material Adverse Effect and except as disclosed in the Time of Sale Prospectus and the Final Prospectus.

(u) The Corporation, the Subsidiaries and the Blackstone Funds possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except as disclosed in the Time of Sale Prospectus and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect, and none of the Corporation, any of the Subsidiaries or any of the Blackstone Funds has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected have a Material Adverse Effect, except as disclosed in the Time of Sale Prospectus and the Final Prospectus; each of the Corporation, the Subsidiaries and the Blackstone Funds, and each of their respective directors, officers, partners and employees, is a member in good standing of each federal, state or foreign exchange, board of trade, clearing house, association, self-regulatory or similar organization, as applicable, in each case as are necessary to conduct the businesses of the Corporation, the Subsidiaries and the Blackstone Funds, except as disclosed in the Time of Sale Prospectus and the Final Prospectus or as would not reasonably be expected to have a Material Adverse Effect.

(v) The Corporation has established and maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Time of Sale Prospectus and the Final Prospectus, since the end of the Corporation’s most recent audited fiscal year, there has been no change in the Corporation’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Corporation’s internal control over financial reporting.

(w) The Corporation is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and with which the Corporation is required to comply.

(x) The historical consolidated financial statements (including the related notes) of the Corporation included or incorporated by reference in the Registration Statement, Time of Sale Prospectus and the Final Prospectus comply in all material respects with the requirements of the Securities Act and present fairly in all material respects the consolidated financial position, the consolidated results of operations and the consolidated changes in cash flows of the Corporation as of the dates and for the periods indicated in conformity with accounting principles generally accepted in the United States of America (“GAAP”); the selected historical financial data included or incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent in all material respects with that of the audited consolidated financial statements of the Corporation incorporated by reference in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus; and the financial statements of the Company in the Registration Statement, the Time of Sale Prospectus and the Final Prospectus present fairly in all material respects the financial position, the results of operations and the changes in cash flows of the Company as of the dates and for the period indicated in conformity with GAAP.

(y) Deloitte & Touche LLP, whose reports are filed with the Commission and incorporated by reference into the Time of Sale Prospectus and the Final Prospectus, is and, during the periods covered by their reports, was an independent registered public accounting firm as required by the Securities Act, the Exchange Act and the published rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States).

(z) To the knowledge of the Blackstone Parties, the offering, sale, issuance and distribution of securities by the Blackstone Funds have been made in compliance with the Securities Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto, except as would not reasonably be expected to have a Material Adverse Effect.

(aa) The statements set forth in the Time of Sale Prospectus and the Final Prospectus under the captions “Description of the Notes” and “Description of Debt Securities and Guarantees,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate in all material respects.

(bb) The statements made in each of the Time of Sale Prospectus and the Final Prospectus under the caption “Certain United States Federal Income Tax Consequences,” insofar as they purport to constitute summaries of certain provisions of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters in all material respects.

(cc) The statistical and market and industry-related data included or incorporated by reference in the Time of Sale Prospectus and the Final Prospectus are based on or derived from sources that the Corporation reasonably believes to be reliable and accurate in all material respects.

(dd) Each of the Corporation, the Subsidiaries and the Blackstone Funds (i) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Time of Sale Prospectus and the Final Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not reasonably be expected to have a Material Adverse Effect; or (ii) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Time of Sale Prospectus and the Final Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not reasonably be expected to have a Material Adverse Effect.

(ee) None of the Corporation, any of the Subsidiaries or any of the Blackstone Funds, nor, to the knowledge of the Blackstone Parties, any director, officer, agent, employee or other person associated with or acting on behalf of the Corporation, any of the Subsidiaries or any of the Blackstone Funds, has violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.

(ff) The operations of the Corporation, the Subsidiaries and the Blackstone Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Corporation, any of the Subsidiaries or any of the Blackstone Funds with respect to the Money Laundering Laws is pending or, to the knowledge of the Blackstone Parties, threatened, except as would not reasonably be expected to have a Material Adverse Effect.

(gg) None of the Corporation, the Subsidiaries, the Blackstone Funds or, to the knowledge of the Blackstone Parties, any of their respective directors, officers, agents, employees or affiliates, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”), the European Union or His Majesty’s Treasury (collectively, “Sanctions”); and the Company and the Corporation will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Blackstone Funds or any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any Sanctions.

2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Securities set forth in Schedule I hereto opposite its name at a purchase price of 99.217% and 99.254% for the 2030 Notes and the 2036 Notes, respectively, of the principal amount thereof (the “Purchase Price”) plus accrued interest, if any, from November 3, 2025 to the Closing Date (as defined in Section 4 hereof).

3. Terms of Offering. You have advised the Company that the Underwriters will make an offering of the Securities purchased by the Underwriters hereunder as soon as practicable after this Agreement is entered into as set forth in the Time of Sale Prospectus and the Final Prospectus.

4. Payment and Delivery. Payment for the Securities shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on November 3, 2025, or at such other time on the same or such other date, not later than five business days after such date, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose funds have not been received by the Closing Date, but such payment shall not relieve such Underwriter from its obligations hereunder.

The Securities shall be in global form, as specified by the Representatives, and registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Delivery of the Securities shall be made through the facilities of The Depository Trust Company, unless the Representatives shall otherwise instruct.

5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Blackstone Parties contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the Blackstone Parties made in any certificates pursuant to the provisions hereof, to the performance by the Blackstone Parties of their respective obligations hereunder and to the following additional conditions:

(a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

(i) Each Preliminary Prospectus, each Issuer Free Writing Prospectus and the Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) (without reliance on Rule 424(b)(8) and Rule 433, as applicable), within the applicable time period prescribed for such filing by, and in compliance with, the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no order preventing or suspending the use of any Preliminary Prospectus or the Final Prospectus or any amendment or supplement thereto has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Corporation’s knowledge, contemplated; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(ii) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company, the Corporation or the Blackstone Holdings Partnerships or any of the securities of the Company, the Corporation or the Blackstone Holdings Partnerships by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) under the Exchange Act; and

(iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Corporation and its Subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.

(b) The Underwriters shall have received on the Closing Date:

(i) a certificate, dated the Closing Date and signed by an executive officer of the Corporation, on behalf of the Blackstone Parties, to the effect that the representations and warranties of the Blackstone Parties contained in this Agreement are true and correct as of the Closing Date and that the Blackstone Parties have complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date; and

(ii) if required, a certificate dated on or before the Closing Date and signed by the chief financial officer of the Corporation substantially in the form attached hereto as Exhibit A.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(c) The Underwriters shall have received on the Closing Date the opinion and letter of Simpson Thacher & Bartlett LLP, counsel for the Blackstone Parties, dated the Closing Date, substantially in the forms attached hereto as Exhibits B-1 and B-2, respectively.

(d) The Underwriters shall have received on the Closing Date an opinion of Gowling WLG (Canada) LLP, special Québec counsel for the Blackstone Parties, dated the Closing Date, substantially in the form attached hereto as Exhibit C.

(e) The Underwriters shall have received on the Closing Date an opinion and letter of John G. Finley, Chief Legal Officer of the Corporation, dated the Closing Date, substantially in the forms attached hereto as Exhibits D-1 and D-2, respectively.

(f) The Underwriters shall have received on the Closing Date an opinion of Mayer Brown LLP, counsel for the Underwriters, dated the Closing Date, covering such matters as you may reasonably request, and the Blackstone Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

The opinions of Simpson Thacher & Bartlett LLP, Gowling WLG (Canada) LLP, and John G. Finley described in Sections 5(c), 5(d) and 5(e) above shall be rendered to the Underwriters at the request of the Blackstone Parties and shall so state therein.

(g) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Deloitte & Touche LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Time of Sale Prospectus and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut off date” not earlier than the date hereof.

(h) The Blackstone Parties shall have furnished the Underwriters such additional documents and certificates as the Underwriters or counsel for the Underwriters may reasonably request.

6. Covenants of the Blackstone Parties. Each of the Blackstone Parties covenants with each Underwriter as follows:

(a) To prepare the Final Prospectus in relation to the Securities in a form approved by the Representatives and to timely file such Final Prospectus pursuant to Rule 424(b) under the Securities Act; (ii) to make no further amendment or any supplement to the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, including the filing of any report or statement with the Commission that is incorporated by reference therein, after the date hereof and prior to the Closing Date for the Securities unless the Representatives shall have had a reasonable opportunity to review and comment upon any such amendment or supplement prior to any filing thereof; (iii) to advise the Representatives promptly of any such amendment or supplement after the Closing Date and furnish the Representatives with copies thereof; (iv) to file promptly all reports and any definitive proxy or information statements required to be filed by the Corporation with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of (I) the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement or amendment to the Time of Sale Prospectus or the Final Prospectus has been filed with the Commission, (II) the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, the Time of Sale Prospectus or the Final Prospectus, (III) the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation or threatening of any proceeding for any such purpose, or (IV) any request by the Commission for the amending or supplementing of the Registration Statement, the Time of Sale Prospectus or the Final Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of the Time of Sale Prospectus or the Final Prospectus or suspending any such qualification, to obtain as soon as possible the withdrawal of such order; and (v) to pay the required Commission filing fees relating to the Securities within the time periods required by Rule 456 of the Securities Act;

(b) To furnish to you, without charge, prior to 10:00 a.m. New York City time on the second business day next succeeding the date of this Agreement (and in any event prior to closing) and during the period mentioned in Section 6(d) or (e), as many copies of the Time of Sale Prospectus, the Final Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto as you may reasonably request.

(c) To furnish to you a copy of each proposed Issuer Free Writing Prospectus to be prepared by or on behalf of, used by, or referred to by the Blackstone Parties and not to use or refer to any proposed Issuer Free Writing Prospectus to which you reasonably object.

(d) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Final Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

(e) If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Underwriters, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Prospectus in order to make the statements therein, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Final Prospectus to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Final Prospectus so that the statements in the Final Prospectus as so amended or supplemented will not, in the light of the circumstances when the Final Prospectus is delivered to a purchaser, be misleading or so that the Final Prospectus, as amended or supplemented, will comply with applicable law.

(f) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

(g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Blackstone Parties’ counsel and the Blackstone Parties’ accountants in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Preliminary Prospectus, the Time of Sale Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Blackstone Parties and any amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other similar taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum and a Canadian “wrapper” in connection with the offer and sale of the Securities under state securities laws and the securities laws of Canada and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum and a Canadian “wrapper,” (iv) any fees charged by rating agencies for the rating of the Securities, (v) the fees and expenses, if any, incurred in connection with the admission of the Securities for trading in any appropriate market system, (vi) the costs and charges of the Trustee and any transfer agent, registrar, the paying agent or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Blackstone Parties relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Blackstone Parties, travel and lodging expenses of the representatives and officers of the Blackstone Parties and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, (x) the required Commission filing fees relating to the Securities, and (xi) all other costs and expenses incident to the performance of the obligations of the Blackstone Parties hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8, and the last paragraph of Section 10, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

(h) To make generally available (which may be satisfied by the filing of such statement with the Commission on its EDGAR system) to its securityholders as soon as practicable, but in any event not later than twelve months after the effective date of the Registration Statement, an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations thereunder;

(i) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriters that the Underwriters otherwise would not have been required to file thereunder;

(j) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

(k) Not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any unlawful stabilization or manipulation of the price of the Securities.

The Company also agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period beginning on the date hereof and continuing to and including the Closing Date, offer, sell, contract to sell or otherwise dispose of any debt securities of any of the Blackstone Parties or warrants to purchase debt securities of any of the Blackstone Parties substantially similar to the Securities (other than the sale of the Securities under this Agreement).

7. Covenants of the Underwriters; Offering Restrictions. Each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, other than (x) the Final Term Sheet and (y) one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of Securities and that would not constitute an Issuer Free Writing Prospectus, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus. The Underwriters acknowledge and agree that, except for information consistent in all material respects with the Final Term Sheet and except as may be set forth in Schedule II or III, the Company has not authorized or approved any “issuer information” (as defined in Rule 433(h) under the Securities Act) for use in any free writing prospectus prepared by or on behalf of the Underwriters.

8. Indemnity and Contribution.

(a) The Blackstone Parties, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) arising out of or caused by (i) any untrue statement or alleged untrue statement of a material fact contained the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus or the Final Prospectus (or any amendment or supplement thereto), or the omission or alleged omission in any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Time of Sale Prospectus or the Final Prospectus (or any amendment or supplement thereto) of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Blackstone Parties in writing by such Underwriter through the Representatives expressly for use therein.

(b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each Blackstone Party, its directors, its officers and each person, if any, who controls any Blackstone Party within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Blackstone Parties to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Blackstone Parties in writing by such Underwriter through you expressly for use in the Preliminary Prospectus, the Time of Sale Prospectus, prepared by or on behalf of, used by, or referred to by the Blackstone Parties, any free written prospectus or any amendment or supplement thereto.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Blackstone Parties, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include an admission of fault by the indemnified party.

(d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Blackstone Parties on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the

Blackstone Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Blackstone Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by any Blackstone Party and the total discounts and commissions received by the Underwriters bear to the aggregate offering price of the Securities. The relative fault of the Blackstone Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by any Blackstone Party or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

(e) The Blackstone Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities resold by it in the initial placement of such Securities were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f) The indemnity and contribution provisions contained in this Section 8, the provisions in Section 6(g), Section 10 (last paragraph) and the representations, warranties and other statements of the Blackstone Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of any Blackstone Party, its officers or directors or any person controlling any Blackstone Party and (iii) acceptance of and payment for any of the Securities.

9. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Blackstone Parties shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States of America shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Final Prospectus.

10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Prospectus, the Final Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Blackstone Party to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Blackstone Party shall be unable to perform its obligations under this Agreement (which, for the purposes of this Section 10, shall not include termination by the Underwriters under the items (i), (iii), (iv) or (v) of Section 9), Blackstone Parties, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

11. Entire Agreement. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Blackstone Parties and the Underwriters with respect to the preparation of the Preliminary Prospectus, the Time of Sale Prospectus, the Final Prospectus, the conduct of the offering, and the purchase and sale of the Securities.

The Blackstone Parties acknowledge that in connection with the offering of the Securities: (i) the Underwriters have acted at arm’s length, are not agents of, and owe no fiduciary duties to, the Blackstone Parties or any other person and none of the activities of the Underwriters constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to the Company, (ii) the Underwriters owe the Blackstone Parties only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Blackstone Parties. The Blackstone Parties (x) waive to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities and (y) agree that none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Blackstone Parties has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate.

12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to BofA Securities, Inc., 114 West 47th Street, NY8-114-07-01, New York, New York 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Facsimile: (212) 901-7881, Email: dg.hg_ua_notices@bofa.com; Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469; Deutsche Bank Securities Inc., 1 Columbus Circle, New York, New York 10019, Attention: Debt Capital Markets Syndicate, Email: dbcapmarkets.gcnotices@list.db.com; Morgan Stanley & Co. LLC, 1585

Broadway, 29th Floor, New York, New York 10036, Attention: Investment Banking Division; and RBC Capital Markets, LLC, Brookfield Place, 200 Vesey Street, 8th Floor, New York, New York 10281, Attention: DCM Transaction Management/Scott Primrose; Telephone: (212) 618-7706; Email: TMGUS@rbccm.com; and if to any Blackstone Party shall be delivered, mailed or sent to Blackstone Inc., 345 Park Avenue, New York, New York 10154, Attention: Chief Legal Officer.

16. WAIVER OF JURY TRIAL. THE COMPANY AND THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party hereto irrevocably submits to the exclusive jurisdiction (except for suits, actions, or proceedings instituted in regard to the enforcement of a judgment of any Specified Court in a Related Proceeding, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties hereto irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any Specified Court has been brought in an inconvenient forum.

18. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 18, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Signature pages follow.]

Very truly yours,

Blackstone Reg Finance Co. L.L.C.

By:	/s/ Eric Liaw
Name: Eric Liaw
Title: Senior Managing Director – Treasurer

Blackstone Holdings I L.P.

By: Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

Blackstone Holdings II L.P.

By: Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Blackstone Holdings AI L.P.

By: Blackstone Holdings I/II GP L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

Blackstone Holdings III L.P.

By: Blackstone Holdings III GP L.P., its general partner

By: Blackstone Holdings III GP Management L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Blackstone Holdings IV L.P.

By: Blackstone Holdings IV GP L.P., its general partner

By: Blackstone Holdings IV GP Management (Delaware) L.P., its general partner

By: Blackstone Holdings IV GP Management L.L.C., its general partner

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

Blackstone Inc.

By:	/s/ Michael S. Chae
Name: Michael S. Chae
Title: Chief Financial Officer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

By:	BofA Securities, Inc.

By:	/s/ Zara Kwan

Name:	Zara Kwan
Title:	Managing Director

By:	Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner

Name:	Adam D. Bordner
Title:	Managing Director

By:	Deutsche Bank Securities Inc.

By:	/s/ Josh Warren

Name:	Josh Warren
Title:	Managing Director

By:	/s/ Mary Hardgrove

Name:	Mary Hardgrove
Title:	Managing Director

By:	Morgan Stanley & Co. LLC

By:	/s/ Hector Vazquez

Name:	Hector Vazquez
Title:	Executive Director

[Signature Page to Underwriting Agreement]

By:	RBC Capital Markets, LLC

By:	/s/ Peter Spinelli
Name: Peter Spinelli
Title: Managing Director

[Signature Page to Underwriting Agreement]

Schedule I

Underwriter	Principal Amount of 2030 Notes to be Purchased	Principal Amount of 2036 Notes to be Purchased
BofA Securities, Inc.	$80,000,000	$80,000,000
Citigroup Global Markets Inc.	$80,000,000	$80,000,000
Deutsche Bank Securities Inc.	$80,000,000	$80,000,000
Morgan Stanley & Co. LLC	$80,000,000	$80,000,000
RBC Capital Markets, LLC	$80,000,000	$80,000,000
Blackstone Securities Partners L.P.	$80,000,000	$80,000,000
Barclays Capital Inc.	$8,877,000	$8,877,000
J.P. Morgan Securities LLC	$8,876,000	$8,876,000
Wells Fargo Securities, LLC	$8,877,000	$8,877,000
BNP Paribas Securities Corp.	$6,213,000	$6,213,000
CIBC World Markets Corp.	$6,213,000	$6,213,000
Goldman Sachs & Co. LLC	$6,213,000	$6,213,000
HSBC Securities (USA) Inc.	$6,213,000	$6,213,000
MUFG Securities Americas Inc.	$6,213,000	$6,213,000
SG Americas Securities, LLC	$6,213,000	$6,213,000
SMBC Nikko Securities America, Inc.	$6,213,000	$6,213,000
TD Securities (USA) LLC	$6,213,000	$6,213,000
Truist Securities, Inc.	$6,213,000	$6,213,000
UBS Securities LLC	$6,213,000	$6,213,000
Academy Securities, Inc.	$2,840,000	$2,840,000
ANZ Securities, Inc.	$2,840,000	$2,840,000
BMO Capital Markets Corp.	$2,840,000	$2,840,000
BNY Mellon Capital Markets, LLC	$2,840,000	$2,840,000
Loop Capital Markets LLC	$2,840,000	$2,840,000
Mizuho Securities USA LLC	$2,840,000	$2,840,000
R. Seelaus & Co., LLC	$2,840,000	$2,840,000

Schedule I

Santander US Capital Markets LLC	$2,840,000	$2,840,000
Scotia Capital (USA) Inc.	$2,840,000	$2,840,000
Standard Chartered Bank	$2,840,000	$2,840,000
U.S. Bancorp Investments, Inc.	$2,840,000	$2,840,000

Total:	$600,000,000	$600,000,000

Schedule I

Schedule II

Final Term Sheet

Blackstone Reg Finance Co. L.L.C.

$600,000,000 4.300% Senior Notes due 2030

$600,000,000 4.950% Senior Notes due 2036

Pricing Term Sheet

October 28, 2025

The information in this pricing term sheet relates to Blackstone Reg Finance Co. L.L.C.’s offering of $600,000,000 of its 4.300% Senior Notes due 2030 and $600,000,000 of its 4.950% Senior Notes due 2036 (the “Offering”) and should be read together with the preliminary prospectus supplement dated October 28, 2025 relating to the Offering (the “Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, and the accompanying prospectus dated December 2, 2024, filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, with Registration Statement No. 333-283540. The information in this pricing term sheet supersedes the information in the Preliminary Prospectus Supplement and the accompanying prospectus to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement or the accompanying prospectus. Terms not defined in this pricing term sheet have the meanings given to such terms in the Preliminary Prospectus Supplement. All references to dollar amounts are references to U.S. dollars.

Issuer:	Blackstone Reg Finance Co. L.L.C.

Guarantors:	Blackstone Inc.
Blackstone Holdings I L.P.
Blackstone Holdings AI L.P.
Blackstone Holdings II L.P.
Blackstone Holdings III L.P.
Blackstone Holdings IV L.P.

Denominations:	$2,000 x $1,000

Expected Ratings (Outlook)*:	[Intentionally omitted]

Legal Format:	SEC Registered

Interest Accrual Date:	November 3, 2025

Settlement Date (T+4)**:	November 3, 2025

Pricing Date:	October 28, 2025

Title of Securities:	4.300% Senior Notes due 2030	4.950% Senior Notes due 2036

Principal Amount Offered:	$600,000,000	$600,000,000

Maturity Date:	November 3, 2030	February 15, 2036

D-2

Coupon:	4.300% per year	4.950% per year

Interest Payment Dates:	May 3 and November 3, commencing on May 3, 2026	February 15 and August 15, commencing on February 15, 2026

Benchmark Treasury:	3.625% due September 30, 2030	4.250% due August 15, 2035

Benchmark Treasury Price and
Yield:	100-02; 3.611%	102-04+; 3.983%

Spread to Benchmark Treasury:	T + 73 bps	T + 98 bps

Reoffer Yield:	4.341%	4.963%

Issue Price:	99.817%	99.904%

Proceeds (before expenses and underwriters’ discount):	$598,902,000	$599,424,000

Make-Whole Call:	T + 15 bps prior to October 3, 2030	T + 15 bps prior to November 15, 2035

Par Call:	On or after October 3, 2030 (one month prior to maturity date)	On or after November 15, 2035 (three months prior to maturity date)

CUSIP / ISIN:	092914AB6 / US092914AB66	092914AC4 / US092914AC40

Joint Book-Running Managers:	BofA Securities, Inc.
Citigroup Global Markets Inc.
Deutsche Bank Securities Inc.
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC

D-2

Co-Managers:

Blackstone Securities Partners L.P.

Barclays Capital Inc.

J.P. Morgan Securities LLC

Wells Fargo Securities, LLC

BNP Paribas Securities Corp.

CIBC World Markets Corp.

Goldman Sachs & Co. LLC

HSBC Securities (USA) Inc.

MUFG Securities Americas Inc.

SG Americas Securities, LLC

SMBC Nikko Securities America, Inc.

TD Securities (USA) LLC
Truist Securities, Inc.
UBS Securities LLC

Academy Securities, Inc.

ANZ Securities, Inc.
BMO Capital Markets Corp.
BNY Mellon Capital Markets, LLC
Loop Capital Markets LLC
Mizuho Securities USA LLC
R. Seelaus & Co., LLC
Santander US Capital Markets LLC
Scotia Capital (USA) Inc.
Standard Chartered Bank
U.S. Bancorp Investments, Inc.

Conflicts of Interest:	Blackstone Securities Partners L.P., as a subsidiary of Blackstone Inc., is deemed to have a “conflict of interest” within the meaning of Rule 5121 (Public Offerings of Securities with Conflicts of Interest) of the Financial Industry Regulatory Authority, Inc. (“Rule 5121”). Rule 5121 imposes certain requirements on a FINRA member participating in the public offering of securities of an issuer if there is a conflict of interest and/or if that issuer controls, is controlled by, or is under common control with, the FINRA member. This offering is being made in compliance with the requirements of Rule 5121. In compliance with Rule 5121, Blackstone Securities Partners L.P. will not sell any of our securities to a discretionary account unless it has received specific written approval from the account holder in accordance with Rule 5121. The appointment of a “qualified independent underwriter” is not necessary in connection with this offering.

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
**

We expect that delivery of the notes will be made against payment therefore on or about the closing date, which will be on or about the fourth business day following the date of pricing of the notes (this settlement cycle being referred to as “T+4”). Under Rule 15c6-l of the Exchange Act, trades in the secondary market are generally required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the date that is one business day preceding the settlement date will be required, by virtue of the fact that the notes initially will settle in T+4, to specify alternate arrangements at the time of any such trade to prevent a failed settlement and should consult their own advisor.

Blackstone Inc. has filed a registration statement (including a prospectus and related prospectus supplement) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus supplement and accompanying prospectus for this offering in that registration statement, and the documents incorporated by reference therein that Blackstone Inc. has filed with the SEC for more complete information about Blackstone Inc., the issuer, the guarantors and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus by contacting BofA Securities, Inc. toll-free at 1-800-294-1322 or by email at dg.prospectus_requests@bofa.com; Citigroup Global Markets Inc. toll-free at 1-800-831-9146; Deutsche Bank Securities Inc. at 1-800-503-4611; Morgan Stanley & Co. LLC at 1-866-718-1649; and RBC Capital Markets, LLC at 1-866-375-6829.

Any disclaimers or notices that may appear on this Pricing Term Sheet below the text of this legend are not applicable to this Pricing Term Sheet and should be disregarded. Such disclaimers may have been electronically generated as a result of this Pricing Term Sheet being sent via, or posted on, Bloomberg or another electronic mail system.

D-2